                            CALENERGY COMPANY, INC.

                      __% Convertible Junior Subordinated
                               Debenture Due ____

No._________                                                     $
                                                                 CUSIP No.

         CALENERGY COMPANY, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "the Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK, AS PROPERTY TRUSTEE OF CALENERGY CAPITAL TRUST ___, or registered assigns, the principal sum of __________________________ Dollars ($_________)
on ______ 1, ____, provided that the Company may shorten the maturity of the principal of this Security to a date not earlier than _________, ____, as described on the reverse hereof.

Interest Payment Dates:                          _____ 1, _____ 1,_____ 1 and
                                                 _____ 1, commencing ______ 1,

Regular Record Dates:                            the close of business on the
                                                 15th day immediately preceding
                                                 each Interest Payment Date,
                                                 commencing ______ __, ____

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated:
      ------------------------
                                            CALENERGY COMPANY, INC.


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                                          TRUSTEE'S CERTIFICATE
                                                          OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.


Dated:
      ------------------------
                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By:
                                               ------------------------------
                                                    Authorized Signatory

                              REVERSE OF SECURITY

                            CALENERGY COMPANY, INC.

                      ___% Convertible Junior Subordinated
                              Debenture Due ____1

         1. Interest. CalEnergy Company, Inc., a Delaware corporation (the "Company"), is the issuer of this ___% Convertible Junior Subordinated Debenture Due ____ (the "Security") limited in aggregate principal amount to $________, issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Securities in cash from ______ __, ____ or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on _____ 1, _____ 1,_____ 1 and _____ 1 of each year (each such date, an "Interest Payment Date"), commencing
______ __, ____, at the rate of ___% per annum (subject to increase as provided in Section 13 hereto) plus Additional Interest, if any, until the principal hereof shall have become due and payable.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded quarterly. Any interest paid on this Security shall be increased to the extent necessary to pay Additional Interest as set forth in this Security.

         2. Additional Interest. The Company shall pay to CalEnergy Capital Trust ___ (and its permitted successors or assigns under the Declaration) (the "Trust") such additional amounts as may be necessary in order that the amount of dividends or other distributions then due and payable by the Trust on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes,

--------------
1 All terms used in this Security which are defined in the Indenture or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

duties and other governmental charges of whatever nature (other than withholding stamp or transfer taxes) imposed by the United States or any other taxing authority.

         3. Extension of Interest Payment Period. The Company shall have the right, at any time during the term of this Security, from time to time to defer payments of interest by extending the interest payment period of such Security for up to 20 consecutive quarters (an "Extended Interest Payment Period") during which Extended Interest Payment Period no interest shall be due and payable; provided, that no Extended Interest Payment Period may extend beyond the Maturity Date, as then in effect, or any earlier Redemption Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period, will bear interest thereon at ___% compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Additional Payments that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Registrar on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the expiration of any Extended Interest Payment Period, the Company may elect to continue to defer payments of interest for another consecutive Extended Interest Payment Period; provided, that any such Extended Interest Payment Period, together with all such previous and consecutive Extended Interest Payment Periods, shall not exceed 20 consecutive quarters and shall not extend beyond the Maturity Date, as then in effect. Upon the expiration of any Extended Interest Payment Period and upon the payment of all Additional Payments, if any, then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period except at the end thereof.

         If the Property Trustee is the sole holder of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period at least one Business Day prior to the earlier of (i) the next succeeding Interest Payment Date or
(ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities on the record date or the date such distributions are payable, but in any event not less than ten Business Days prior to such record date.

         If the Property Trustee is not the sole holder of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of these Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities on the record date or the date such distributions are payable, but in any event not less than two Business Days prior to such record date.

         The quarter in respect of which any notice is given pursuant to the second and third paragraphs of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under the first paragraph of this Section 3.

         4. Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the 15th day immediately preceding each Interest Payment Date (the "Regular Record Date"), commencing ______ __, ____. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         5. Paying Agent and Security Registrar. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

         6. Indenture. The Company issued the Securities under an indenture, dated as of ______ __, ____ (the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $_________ in aggregate principal amount (or up to $_________ if the over-allotment option is exercised) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         7. Optional Redemption. The Securities are redeemable at the Company's option at any time and from time to time after ______ __, ____, upon not less than 20 or more than 60 days' notice, at a Redemption Price equal to $___ per $__ principal amount of the Securities to be redeemed plus any accrued and unpaid interest, including Additional Payments, if any, to the $___ per $__ principal amount of the Security, if redeemed during the 12-month period begin ning ______ __, ____ and thereafter at $___ per $__ principal amount of the Securities plus, in each case, accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date. On or after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.

         8. Conditional Right to Shorten Maturity; Optional Redemption Upon Tax Event. If a Tax Event shall occur and be continuing and in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Securities to the holders of the Preferred Securities in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, then the Company shall have the right:

         (a) to shorten the Stated Maturity of the Securities to the minimum extent required, but in any event to a date not earlier than ______ __, ____ (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Securities will be deductible for federal income tax purposes; provided, however, that there shall be delivered to the trustees of the Trust an opinion of counsel (which counsel shall be satisfactory to the trustees of the Trust) that such change in the Stated Maturity will not (i) cause the Trust to fail to be classified as a grantor trust or (ii) result in a taxable event to the holders of the Preferred Securities, or

         (b) if in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, to redeem the Securities, prior to ______ __, ____, in whole but not in part for cash, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Payments, if any, and following such redemption, all the Preferred Securities will be redeemed by the Trust at the liquidation preference of $50 per each Preferred Security plus accrued and unpaid distributions.

         In lieu of the foregoing, the Company also shall have the option of causing the Securities to remain outstanding and pay Additional Interest on the Securities.

         9. Notice of Redemption. Notice of redemption will be mailed at least 30 (or in the case of a redemption at the election of the Company, at least 20) but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. The Securities in denominations larger than $__ may be redeemed in part but only in integral multiples of $__. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions of them called for redemption.

         If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

         10. Mandatory Redemption. The Securities will mature on ______ __, ____, provided that the Company may shorten the maturity of the principal of this Security to a date not earlier than ______ __, ____, as described in paragraph 8 above, and may be redeemed, in whole or in part, at any time after ______ __, ____ or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount of the Securities so repaid or redeemed at the applicable redemption price together with accrued and unpaid distributions through the date of redemption; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. Upon the repayment of the Securities at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice. There are no sinking fund payments with respect to the Securities.

         11. Subordination. The payment of the principal of, interest on or any other amounts due on the Securities is subordinated in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each holder, by accepting a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         Senior Indebtedness shall mean in respect of the Company (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness issued after the date of original issuance of the Securities that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities which by their terms rank pari passu with, or junior to, the Preferred Securities. The Preferred Securities shall rank pari passu with the 6 1/4% Term Income Deferrable Equity Securities of the Company and the 6-1/4% Trust Convertible Preferred Securities of the Company. The Securities shall rank pari passu with the 6 1/4% Convertible Junior Subordinated Interest Debentures Due 2016 of the Company and the 6-1/4% Convertible Junior Subordinated Debentures Due 2012 of the Company.

         12. Conversion. The Holder of any Security has the right, exercisable at any time beginning 60 days following ______ __, ____ and prior to the close of business (New York time) on the date of the Security's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $__) into shares of Common Stock at an initial conversion rate of ____ shares of Common Stock for each Security (equivalent to a conversion price of $____ per share of Common Stock of the Company), subject to adjustment under certain circumstances, except that if a Security is called for redemption, the conversion right will terminate at the close of business on the Redemption Date.

         To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of such Security on such Regular Record Date. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

         13. Registration, Transfer, Exchange and Denominations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $__ and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the

Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         14. Persons Deemed Owners. Except as provided in Section 4 hereof, the registered Holder of a Security may be treated as its owner for all purposes.

         15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Securities entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         16. Defaults and Remedies. The Securities shall have the Events of Default as set forth in Section 5.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable immediately.

         The holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

         17. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein pro-vided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         21. Authentication. The Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder of the Securities upon written request and without charge a copy of the Indenture. Request may be made to:

                            CalEnergy Company, Inc.
                        302 South 36th Street, Suite 400
                             Omaha, Nebraska 68131

                         Attention of: General Counsel

                                ASSIGNMENT FORM


                To assign this Security, fill in the form below:

                (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
              (Insert assignee's social security or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


         Your Signature:
                        ----------------------------------------------
                            (Sign exactly as your name appears on
                              the other side of this Security)

         Date:
              --------------------------------------------------------

         Signature Guarantee:*
                              ----------------------------------------

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being:

--------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                              ELECTION TO CONVERT

To:  CalEnergy Company, Inc.

         The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Common Stock of CALENERGY COMPANY, INC. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Securities.

Dated: ___________

         in whole _____
                                            Portions of Security to be
                                            converted ($__ or integral
                                            multiples thereof):
                                            $
                                             -------------------------

                                            -----------------------------------
                                            Signature (for conversion only)

                                            Please Print or Typewrite Name
                                            and Address, Including Zip
                                            Code, and Social Security or
                                            Other Identifying Number

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------
                                            Signature Guarantee:*
                                                                  -------------

--------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                      A-1